UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2008

AMGEN INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2008, Amgen Inc. (“Amgen” or the “Company”) entered into a master services agreement (the “Agreement”) with International Business Machines Corporation (the “Supplier”) for information systems infrastructure services including electronic messaging systems, networks, helpdesk support for end users, physical information technology support, servers hosting applications, information systems hardware refresh, and evolution of methods, processes and technologies being used to provide information systems infrastructure services.

The term of the Agreement is five years with three one-year renewal options by the Company, for a total of an eight year term. The costs to the Company for the five year term are estimated to be $500 million with a full eight year term estimated to be $800 million. Among other rights to terminate the agreement for cause or change of control of the Supplier, the Company may terminate the Agreement at its convenience by paying Supplier certain termination fees with the amount of such fees dependent upon timing of the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

By:	/s/ David J. Scott
David J. Scott
Senior Vice President, General Counsel and Secretary

Date: October 23, 2008

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